UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2015

MODSYS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Israel	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 University Street, Suite 2409, Seattle, WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On November 25, 2015, ModSys International Ltd. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Pacific Opportunity Fund, LP, Prescott Group Aggressive Small Cap Master Fund and Mindus Holdings, Ltd. (the “Investors”), providing for the issuance in a private placement to the Investors thereunder an aggregate amount of (1) 500,000 preferred shares (“Preferred Shares”) and (2) warrants to purchase an aggregate of 250,000 ordinary shares of the Company, with an exercise price of $0.01 per share.

The closing of the purchase and sale of the Preferred Shares and warrants is contingent upon approval of the Company’s shareholders and other customary closing conditions. The Investors will purchase Preferred Shares and warrants as follows:

Investor	Preferred Shares	Warrants	Purchase Price
Columbia Pacific Opportunity Fund, LP	200,000	100,000	$400,000.00
Prescott Group Aggressive Small Cap Master Fund	200,000	100,000	$400,000.00
Mindus Holdings, Ltd.	100,000	50,000	$200,000.00
Total	500,000	250,000	$1,000,000.00

In addition, concurrent with the closing of the purchase of the Preferred Shares and warrants, the Company shall issue 625,000 ordinary shares to Prescott Group Aggressive Small Cap Master Fund pursuant to the Amended and Restated Securities Purchase Agreement dated as of November 22, 2013 between the Company and Prescott Group Aggressive Small Cap Master Fund, as if such sale and issuance had occurred prior to November 22, 2015.

The foregoing description is only a summary of the terms of the Purchase Agreement. For a full description, please see the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Preferred Shares shall have the following rights, assuming approval of the Company’s shareholders:

Liquidation Preference

Upon liquidation, dissolution, or winding up of the Company, the holders of the Preferred Shares shall be first entitled to receive, in preference to the holders of ordinary shares, an amount per share equal to an amount equal to $3.00 (as adjusted for stock splits and the like with respect to the preferred shares).

Unless, at the request of the Company, the holders of a majority of the then-outstanding Preferred Shares agree otherwise, the occurrence of any of the following events shall be deemed a liquidation: (1) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; provided that this shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof, (2) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; or (3) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

Conversion

The Preferred Shares are convertible into ordinary shares at any time at the option of the holder on a 1:1 basis (subject to adjustment as a result of stock splits, combinations, recapitalizations and the like). In addition, if at any time after the two-year anniversary of the date of issuance of the Preferred Shares, the volume-weighted average sale price per ordinary share equals or exceeds $5.00 per ordinary share (as adjusted for stock splits, combinations, recapitalizations and the like) for a period of ten consecutive trading days, each then-outstanding Preferred Share will be automatically converted into ordinary shares at the then-applicable conversion rate.

Dividends

In the event dividends are paid on any ordinary share, the Company shall pay an additional dividend on all outstanding Preferred Shares in a per share amount equal (on an as-if-converted to ordinary share basis) to the amount paid or set aside for each ordinary share. In addition, the holders of Preferred Shares shall be entitled to receive dividends, payable “in kind” by the issuance of additional Preferred Shares, at a rate of eight percent (8%) per annum of the Original Issue Price of the preferred shares. The “Original Issue Price” of the Preferred Shares shall be $2.00 per share (as adjusted for stock splits, combinations, recapitalizations and the like).

Voting

Each holder of shares of the Preferred Shares shall be entitled to the number of votes equal to the number of ordinary shares into which such Preferred Shares could be converted immediately after the close of business on the record date fixed for such meeting. Except as required by law, the Preferred Shares shall vote together with the ordinary shares at any annual or special meeting of the shareholders and not as a separate class.

The foregoing is only a summary of the rights of the Preferred Shares. For a full description, please see the proposed amended Memorandum of Association and Articles of Association, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The sale of the Preferred Shares, warrants and, if applicable, ordinary shares, by the Company to the Investors pursuant to the Purchase Agreement is being made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (or Regulation D) as promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The offer and sale of such securities do not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and the Investors represented to the Company in the Purchase Agreement that it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the transactions contemplated by the Purchase Agreement and the attached materials, the Company plans to file a definitive proxy statement with the Commission. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed or otherwise made available to shareholders of the Company. Investors and shareholders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by the Company with the Commission at the Commission's website at http://www.sec.gov or at the Company’s website at www.modernsystems.com. Free copies of the proxy statement, when it becomes available, and the Company's other filings with the Commission may also be obtained from the Company by directing a written request to Chief Financial Officer, MDSY International Ltd., 600 University Street, Suite 2409, Seattle, Washington 98101.

The Preferred Shares, warrants and ordinary shares offered to the Investors in the private placement will not be or have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be soliciting proxies from the Company’s shareholders in favor of the transactions contemplated by the purchase agreement and the attached materials. Information regarding the Company's directors and executive officers will be available in the Company’s definitive proxy statement for its 2015 annual general meeting of shareholders. Additional information regarding the interests of such potential participants will be included in the proxy statement to be filed in connection with these transactions and the other relevant documents filed with the Commission when they become available.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
3.1	Amended Articles of Association of Modsys International Ltd.

10.1	Securities Purchase Agreement dated as of November 25, 2015 by and among Modsys International Ltd. and the Purchasers Listed in Exhibit A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODSYS INTERNATIONAL LTD.
(Registrant)

Date December 2, 2015	By	/s/ Rick Rinaldo
Rick Rinaldo
CFO

Exhibit Number	Description
3.1	Amended Articles of Association of Modsys International Ltd.

10.1	Securities Purchase Agreement dated as of November 25, 2015 by and among Modsys International Ltd. and the Purchasers Listed in Exhibit A